NINTH AMENDMENT TO CREDIT AGREEMENT
THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated effective as of June 14, 2015, is by and between ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"), and MAGNETEK, INC., a Delaware corporation (the "Company"), and amends and supplements that certain Credit Agreement dated as of November 6, 2007, as amended to date (as so amended, the "Credit Agreement"), by and between the Company and the Bank.
RECITAL
The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.
AGREEMENTS
In consideration of the Recital and the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:
1.    Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents, as amended or amended and restated, shall, upon the execution of this Amendment, mean the Credit Agreement as amended by this Amendment.

2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a) The defined term "Maturity Date" appearing in section 1.1 of the Credit Agreement is hereby amended by deleting the date "June 14, 2015" appearing therein and inserting the date "June 12, 2016" in its place.

(b)Section 2.5(a) of the Credit Agreement is hereby amended by deleting the rate "two and three-quarters of one percent (2.75%)" appearing therein and inserting the rate "two and one-quarter of one percent (2.25%)" in its place.

(c)Section 5.1(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follow:

(g)    Intentionally Omitted.
(d)Section 5.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.2    Books and Records; Inspections; Field Exam. (a) Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities; (b) permit representatives of the Bank (including employees of the Bank or any consultants, accountants, lawyers and appraisers retained by the Bank), at the Bank's option upon reasonable prior notice to the Company and at the Company's expense, to visit and inspect its properties, to examine and make extracts from its books and records, including to examine and make extracts from environmental assessment reports and Phase I or Phase II studies, and to discuss the Company's affairs, finances and condition with its officers and independent accountants; and (c) (i) if a Default or Event of Default exists, (ii) if the outstanding principal balance of the Note is not equal to $0.00 at all times for ninety (90) days (of which, thirty (30) such days must be consecutive) during any twelve (12) month period, or (iii) if the outstanding principal balance of the Note is greater than $500,000 for fifteen (15) days or more (whether consecutive or non-consecutive) during any twelve (12) month period, permit representatives of the Bank (including employees of the Bank or any consultants, accountants, lawyers and appraisers retained by the Bank), at the Bank's option upon reasonable prior notice to the Company and at the Company's expense, to conduct field examinations.
(e)    Section 6.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.10.    Maximum Pension Payments. Make cash contributions to the defined benefit retirement plan maintained by the Company, except for payments during the following periods not exceeding the amounts (measured on a cash basis) for such periods:

Period	Maximum Contribution
Twelve-month period ending June 12, 2016	$8,000,000

Nothing herein shall prohibit the Company from making stock (non-cash) contributions to the defined benefit retirement plan maintained by the Company, provided that such stock contributions do not result in a Change in Control.
(f)    Section 6.11 of the Credit Agreement is amended in its entirety to read as follows:

6.11    Capital Expenditures. Make or commit to make, directly or indirectly, any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Company and its Consolidated Subsidiaries would exceed 2,000,000 for any fiscal year.
3.    Closing Conditions. This Amendment shall become effective upon the execution and delivery by the parties of this Amendment and receipt by the Bank of such other forms, certificates, agreements, documents and instruments as the Bank may reasonably request.

4.    No Waiver. The Company agrees that nothing contained herein shall be construed by the Company as a waiver by the Bank of the Company's compliance with each representation, warranty and/or covenant contained in the Credit Agreement, the Collateral Documents and the other Loan Documents and that no waiver of any provision of the Credit Agreement, the Collateral Documents or the other Loan Documents by the Bank has occurred. The Company further agrees that nothing contained herein shall impair the right of the Bank to require strict performance by the Company of the Credit Agreement.

5.    Representations and Warranties. The Company represents and warrants to the Bank that:

(a)The execution and delivery of this Amendment is within its corporate power, has been duly authorized by proper corporate action on the part of the Company, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and does not require the approval or consent of the stockholders of the Company, any governmental body, agency or authority or any other person or entity, except for those approvals and consents which have already been obtained and are in full force and effect;

(b)This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(c)The representations and warranties of the Company contained in the Credit Agreement, the Collateral Documents and the Loan Documents are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date in which case they are true and correct in all material respects as of such earlier date).

6.    Miscellaneous.

(d)Charges, Expenses and Fees. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and all forms, certificates, agreements, documents and instruments hereto or otherwise contemplated hereby, including the reasonable fees and expenses of the Bank's counsel.

(e)Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, and any change or amendment hereto or any waiver hereunder must be in a writing which is identified as an amendment or waiver of this Amendment and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(f)Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(g)Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms.

(h)Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or by e-mail of a portable document file (PDF) shall be as effective as delivery of an original counterpart hereof.

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IN WITNESS WHEREOF, the parties have executed this Ninth Amendment to Credit Agreement as of the date first written above.

COMPANY:

MAGNETEK, INC.

By:	/s/ Marty J. Schwenner
Marty J. Schwenner, Vice President and
Chief Financial Officer

BANK:

ASSOCIATED BANK,
NATIONAL ASSOCIATION

By:	/s/ Michael Weber
Michael Weber, Vice President

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